Exhibit 99.1

NTN Buzztime, Inc. Announces Financial Results for Third Quarter 2006

•	Consolidated revenues for the quarter improve by 5% over prior year

•	Core business grew 8% year on year

•	Cash balance increased by $1,251,000 during the third quarter

CARLSBAD, Calif., Nov. 8 — NTN Buzztime, Inc. (Amex: NTN), today announced results for the three and nine months ended September 30, 2006. NTN will host a live webcast and conference call today at 4:30 pm EST to discuss the results (see conference call details below).

Consolidated Results

Consolidated revenues for the third quarter of 2006 were $10,938,000, an improvement of $513,000 or 5% compared to revenues of $10,425,000 for the third quarter of 2005. The company reported a consolidated net loss of $55,000, or $0.00 per common share for the third quarter of 2006, compared to net income of $246,000, or $0.00 per common share for the third quarter of 2005. The consolidated net loss for the third quarter of 2006 reflects the combination of net income of $327,000 from the NTN Entertainment Division, which is composed of the Buzztime iTV Network and Buzztime Distribution segments, and a net loss of $382,000 from the NTN Hospitality Division, which is composed of the NTN Wireless and Software Solutions segments.

Third quarter 2006 results include a charge of $278,000 for stock option expense related to the adoption of SFAS 123R effective January 1, 2006; no such charge was taken during the third quarter of 2005.

Consolidated Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash charges including stock-based compensation; see reconciliation of Adjusted EBITDA to US GAAP Net Income or Loss below) for the third quarter of 2006 was $1,348,000, an increase of $37,000 compared to Adjusted EBITDA of $1,311,000 for the third quarter of 2005.

Cash and cash equivalents increased by $1,251,000 during the third quarter of 2006.

“NTN Buzztime’s cash balance stood at nearly $8 million on September 30, 2006,” said Dario L. Santana, Chief Executive Officer. “This solid financial position provides us with the foundation we need to execute on our growth vision.”

Entertainment Division Results

The Entertainment Division revenues for the third quarter of 2006 were $8,332,000, an increase of $432,000 or 6% compared to the third quarter of 2005. The Entertainment Division net income for the third quarter of 2006 was $327,000, an increase of $21,000 compared to the third quarter of 2005. The Entertainment Division includes the Buzztime iTV Network and Buzztime Distribution (formerly known as Buzztime Entertainment) segments.

The Buzztime iTV Network revenues for the third quarter of 2006 were $7,978,000, an increase of $593,000 or 8% compared to the third quarter of 2005. The Network’s world-wide site count reached a new high watermark of 4,093 sites at the end of the quarter. The September 30, 2006 site count consisted of 4,042 sites in North America and 51 sites in the UK. The Buzztime iTV Network net income for the third quarter of 2006 was $518,000, an increase of $43,000 compared to the third quarter of 2005.

“We refer to the Buzztime iTV Network as our core business; it is our largest business and accounts for nearly three quarters of consolidated revenues.” said Santana. “During the coming quarters, we expect to roll out new growth initiatives aimed at this business and expect to see acceleration in site growth across our network resulting from those initiatives – our long-term vision is to reach 10,000 sites throughout North America and the UK.”

The Buzztime Distribution revenues for the third quarter of 2006 were $354,000, a decrease of $161,000 compared to the third quarter of 2005. The Buzztime Distribution net loss for the third quarter of 2006 was $191,000, an increase in net loss of $22,000 compared to the third quarter of 2005.

“Buzztime Distribution and in particular cable television deployment represents an important growth opportunity for our company,” said Santana. “NTN Buzztime will continue to invest in retaining its leadership position in this space and expects to capitalize on this opportunity when cable operators broadly deploy the middleware necessary to support interactive games.”

Hospitality Division Results

The Hospitality Division revenues for the third quarter of 2006 were $2,606,000, representing an increase of $81,000 compared to the third quarter of 2005. The Hospitality Division net loss for the third quarter of 2006 of $382,000 compares to a net loss of $60,000 for the third quarter of 2005. The Hospitality division consists of two segments, NTN Wireless and NTN Software Solutions.

The NTN Wireless segment had revenues of $1,483,000 and net income of $47,000 for the third quarter of 2006, representing a revenue increase of $214,000 and a reduction in net income of $31,000 compared to the third quarter of 2005. The Software Solutions segment had revenues of $1,123,000 and a net loss of $429,000 for the third quarter of 2006, representing a revenue decrease of $133,000 and an increase in the net loss of $291,000 compared to the third quarter of 2005.

“We remain committed to the sale of these operations,” said Santana. “In the last few months, we intensified our efforts to find buyers and earlier in the quarter engaged an investment advisor with a solid track record in these types of transactions.”

Guiding Principles – An Update from the CEO

“During the last quarterly update, I introduced four principles that would guide all future actions of the organization; these four principles are increased focus on core business, customer intimacy, increased ROI and improved brand equity,” said Santana. “Since then, the management team at NTN Buzztime has developed a strategic roadmap, which is consistent with these principles and is expected to drive sustained growth in 2007 and beyond. Key initiatives and expected benefits of this strategy include:

•	Grow the Buzztime player community through media promotions, tournaments, prizing and rewards

•	Increase gameplay by improving the ‘look & feel’ and the entertainment value of our content

•	Improve value proposition for our sites through the creation of a field promotions effort, which will provide marketing support to our venues and offset costs by generating local advertising and tournament play revenue

•	Increase new Buzztime iTV Network sales and reduce churn through new product and price segmentation; broaden our offering

•	Grow national account sales by promoting customized solutions for major restaurant chains

•	Increase national and regional advertising revenue by implementing best practices in alternative media advertising sales – recently hired co-founder of AccentHealth as consultant (see November 2, 2006 announcement)

•	Reduce operational costs in the short term through the introduction of lower-cost hardware and the launch of a strategic sourcing initiative; in the longer term, decrease transport costs and reduce business and network complexity.”

Conference Call

A conference call to review the third quarter earnings is scheduled for today at 4:30 pm EST. Investors may access the teleconference call by dialing (866) 393-3594 approximately 15 minutes prior to the starting time and asking to be connected to the NTN Buzztime Third Quarter Earnings Conference Call. International callers please dial (763) 416-8576. The conference ID number is 1176018. The call is also being simultaneously webcast and can be accessed at the NTN Buzztime web site at www.buzztime.com.

A replay will be available immediately following the conclusion of the conference call through November 22, 2006 at 5:00 p.m. EST. Please dial (800) 642-1687 to access the replay. International callers please dial (706) 645-9291.

An archive of the webcast will also be available on the Company’s web site at www.buzztime.com.

About NTN Buzztime, Inc.

Based in Carlsbad, CA, NTN Buzztime, Inc. has been a leader in interactive television entertainment for over 20 years and distributes its Play Along TV games and technology through numerous platforms including its own Buzztime iTV Network, which is available on TVs in over 4,000 restaurants, sports bars and pubs throughout North America and the United Kingdom, as well as cable TV, satellite TV, mobile phones, electronic games and books. For more information, please see www.buzztime.com.

NTN Buzztime cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors, which if they do not materialize or prove correct, could cause NTN Buzztime’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief, and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the rapidly changing and competitive nature of the interactive entertainment and game industry, as well as the wireless paging and software applications industries, customer acceptance and adoption of the company’s products and technology, unfavorable legislative and regulatory changes in the laws and regulations that govern games of skill and chance, risks related to ownership and enforcement of intellectual property, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in NTN Buzztime’s public filings with the Securities and Exchange Commission, available at www.sec.gov. NTN Buzztime, Inc. does not undertake to publicly update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it was made, even if experience or future changes show that the indicated results or events will not be realized.

Buzztime and Play-Along TV® are registered trademarks of NTN Buzztime, Inc.

CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

Kendra.Berger@ntn.com

SOURCE NTN Buzztime, Inc.

CONTACT: Kendra Berger, Chief Financial Officer of NTN Buzztime, Inc., +1-760-438-7400, Kendra.Berger@ntn.com/

Web site: http://www.buzztime.com/

Web site: http://www.ntnbuzztime.com/

NTN BUZZTIME, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(thousands, except share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,997	$5,982
Restricted cash	59	69
Accounts receivable, net	2,833	3,630
Inventory	376	371
Investments available-for-sale	262	258
Deposits on broadcast equipment	553	799
Deferred costs	1,148	1,118
Prepaid expenses and other current assets	856	955

Total current assets	14,084	13,182

Broadcast equipment and fixed assets, net	6,952	8,085
Software development costs, net	842	706
Deferred costs	1,041	1,256
Goodwill	3,658	3,658
Intangible assets, net	2,383	2,946
Other assets	183	185

Total assets	$29,143	$30,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$839	$725
Accrued expenses	1,336	1,799
Sales tax payable	909	714
Accrued salaries	819	643
Accrued vacation	584	619
Income taxes payable	68	147
Obligations under capital leases - current portion	412	436
Deferred revenue	2,317	2,024
Deferred revenue — Buzztime	380	632
Revolving line of credit	—	700

Total current liabilities	7,665	8,439

Obligations under capital leases, excluding current portion	55	366
Deferred revenue	298	321

Total liabilities	8,018	9,126

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock	1	1
Common stock	271	268
Additional paid-in capital	111,246	109,860
Accumulated deficit	(90,623)	(88,788)
Accumulated other comprehensive income (loss)	231	(449)

Total shareholders’ equity	21,126	20,892

Total liabilities and shareholders’ equity	$29,143	$30,018

NTN BUZZTIME, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$10,938	$10,425	$32,856	$29,561
Direct operating costs (includes depreciation of $985 and $821 for the three months ended September 30, 2006 and 2005, respectively, and $2,926 and $2,386 for the nine months ended September 30, 2006 and 2005, respectively)	3,579	3,249	10,778	10,107
Selling, general and administrative	6,700	6,396	21,195	19,624
Litigation, legal and professional fees	454	267	1,168	837
Depreciation and amortization (excluding depreciation included in direct costs)	205	212	622	632
Research and development	56	70	178	195
Non-cash charge related to software product sale	—	—	—	276

Total operating expenses	10,994	10,194	33,941	31,671

Operating income (loss)	(56)	231	(1,085)	(2,110)

Other income (expense):
Interest income	45	20	94	71
Interest expense	(19)	(55)	(104)	(128)
Impairment on investments available-for-sale	—	—	(652)	—

Total other income (expense)	26	(35)	(662)	(57)

Income (loss) from operations before income taxes	(30)	196	(1,747)	(2,167)
Provision (benefit) for income taxes	25	(50)	88	26

Net income (loss)	$(55)	$246	$(1,835)	$(2,193)

Net income (loss) per share:
Basic and diluted	$(0.00)	$0.00	$(0.03)	$(0.04)

Weighted average shares outstanding:
Basic	54,427	53,604	54,173	53,411

Diluted	54,427	60,632	54,173	53,411

NTN BUZZTIME, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(thousands, except share data)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss from operations	$(1,835)	$(2,193)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,548	3,018
Provision for doubtful accounts	583	801
Non-cash stock-based compensation	912	239
Impairment on investments	652	—
Loss from disposition of equipment	146	216
Non-cash charge related to software product sale	—	276
Provision for sales returns	—	(1)
Changes in assets and liabilities:
Restricted cash	10	—
Accounts receivable	214	(791)
Inventory	(5)	96
Deferred costs	185	(498)
Prepaid expenses and other assets	99	12
Accounts payable and accrued expenses	30	(493)
Income taxes payable	(79)	(72)
Deferred revenue	19	1,025

Net cash provided by operating activities	4,479	1,635

Cash flows from investing activities:
Capital expenditures	(920)	(3,241)
Software development expenditures	(339)	(321)
Deposits on broadcast equipment	(620)	(136)

Net cash used in investing activities	(1,879)	(3,698)

Cash flows from financing activities:
Principal payments on capital leases	(335)	(266)
Principal payments on revolving line of credit	(700)	—
Proceeds from exercise of stock options and warrants	477	406
Principal payments on equipment notes payable	—	(541)
Borrowings against revolving line of credit	—	700

Net cash (used in) provided by financing activities	(558)	299

Net increase (decrease) in cash and cash equivalents	2,042	(1,764)
Effect of exchange rate on cash	(27)	28
Cash and cash equivalents at beginning of period	5,982	6,710

Cash and cash equivalents at end of period	$7,997	$4,974

Adjusted EBITDA

A detailed schedule reconciling net income and loss, the nearest GAAP measure, to Adjusted EBITDA is included in the supplemental tables below. Adjusted EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company’s operating performance. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP financial information such as Adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare NTN’s current results with results from other reporting periods and with the results of other companies.

The following table reconciles our net loss per GAAP to Adjusted EBITDA (in thousands):

Adjusted EBITDA Calculation

	Three Months Ended September 30,
Adjusted EBITDA Calculation (in 000’s)	2006	2005
Net income (loss) per GAAP	$(55)	$246
Interest expense (net)	(26)	35
Depreciation and amortization	1,190	1,033
Non-cash stock-based compensation and payments	214	47
Income taxes	25	(50)

Adjusted EBITDA	$1,348	$1,311